AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                       PACIFIC MAGTRON INTERNATIONAL CORP.

         Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation as of this date:

         FIRST:  The name of the  corporation is Pacific  Magtron  International
Corp.

         SECOND: The corporation was originally incorporated under the name of Wildfire Capital Corporation and the original Articles of Incorporation of the corporation were filed by the Secretary of State on January 8, 1996.

         We the undersigned Theodore S. Li and Hui Lee of Pacific Magtron International Corp. do hereby certify that the Board of Directors of said corporation at a meeting duly convened, held on the 16th day of July, 1998, adopted a resolution to amend and restate the original articles in their entirety as follows:

         1. NAME. The name of the Corporation is:

                       PACIFIC MAGTRON INTERNATIONAL CORP.

         2. STATUTORY PLACE OF BUSINESS. The statutory place of business of the Corporation in the State of Nevada is located at 7604 Delaware Bay Drive, Las Vegas, Nevada 89128.

         3. STATUTORY AGENT. The name and address of its resident agent is the Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

         4. PURPOSE. The purpose for which the Corporation is organized is the transaction of any and all lawful activities for which corporations may be incorporated under the laws of the State of Nevada, as the same may be amended from time to time.

         5. CAPITAL STOCK. The aggregate number of shares of capital stock that the Corporation shall be authorized to issue is Thirty Million (30,000,000) shares which shall consist of the following:

                  (a) COMMON STOCK. The authorized common stock of the Corporation shall be Twenty-Five Million (25,000,000) shares of Common Stock with a par value of $.001 per share. The holders of the Common Stock shall be entitled to one vote for each share held by them of record on the books of the Corporation. Such shares of Common Stock may be issued by the corporation from time to time for such consideration greater than or equal to par value as may be fixed from time to time by the Board of Directors. The designations and preferences of the Common Stock are as follows:

                           (1)  Dividends;  Distributions.  Each share of Common
Stock shall be entitled to receive dividends and other distribution paid in cash, securities, property or otherwise, when and if declared by the board of the Corporation.

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                           (2)  Liquidation.  In the  event of any  liquidation,
dissolution, or winding up of the affairs of the Corporation, voluntarily or involuntarily, the holders of shares of Common Stock shall be entitled to receive out of any remaining assets of the corporation legally available for distribution which shall be distributed pro rata among the holders of Common Stock in proportion to the number of shares of Common Stock held by such holders.

                  (b) SERIAL PREFERRED STOCK. The authorized preferred stock of the Corporation shall be Five Million (5,000,000) shares of serial preferred stock with a par value of $.001 per share. Subject to the terms and provisions of this Article 5, the Board of Directors of the Corporation is authorized to provide, from time to time, for the issuance of shares of serial preferred stock in series and to fix from time to time before issuance the designation, preferences, privileges and voting powers of the shares of each series of serial preferred stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

                           (1) The serial  designation and authorized  number of
shares;

                           (2) The  dividend  rate,  the  date or dates on which
such dividends will be payable and the extent to which such dividends may be cumulative;

                           (3) The  amount  or  amounts  to be  received  by the
holders in the event of voluntary or involuntary dissolution or liquidation of the Corporation;

                           (4) The voting  rights,  if any, of the holders;  (5)
The price or prices at which shares may be redeemed and any terms, conditions and limitations upon such redemption;

                           (6) Any sinking fund  provisions  for  redemption  or
purchase of shares of such series; and

                           (7) The terms and conditions, if any, on which shares
may be converted at the election of holders thereof into shares or other capital stock, or of other series of serial preferred stock of the Corporation.

         Each series of serial preferred stock, in preference to the Common Stock, will be entitled to dividends from funds or other assets legally available therefor, at such rates, payable at such times and cumulative to the extent as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of serial preferred stock, in preference to the Common Stock, will be entitled to receive such amount or amounts as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. Preference stock of any series redeemed, converted, exchanged, purchased or otherwise acquired by the Corporation shall be canceled by the Corporation and returned to the status of authorized but unissued preference stock. All shares of any series of serial preferred stock, as between

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themselves,  shall  rank  equally  and be  identical;  and all  series of serial preferred stock, as between themselves, shall rank equally and be identical except as set forth in resolutions of the Board of Directors authorizing the issuance of the series.

         6. GOVERNING BOARD. The governing board of the Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1). The names and addresses of the first Board of Directors are as follows:

         NAME                             POST OFFICE ADDRESS
         ----                             -------------------

         Stanley K. Stilwell              7604 Delaware Bay Drive
                                          Las Vegas, Nevada 89128

         7. PAYMENT FOR STOCK. The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the corporation.

         8. INCORPORATOR. The name and post office address of the incorporator signing the Articles of Incorporation is as follows:

         NAME                             POST OFFICE ADDRESS
         ----                             -------------------

         Stanley K. Stilwell              7604 Delaware Bay Drive
                                          Las Vegas, Nevada 89128

         9. PERPETUAL EXISTENCE. The Corporation is to have perpetual existence.

         10. AMENDMENT, ALTERATION OR CHANGE OF THESE ARTICLES OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         11. MEETINGS OF STOCKHOLDERS. Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

         12. ELIMINATION OF DIRECTOR LIABILITY. No director or officer of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained herein shall eliminate or limit the liability of a director or officer of the corporation to the fullest extent

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provided by applicable laws (i) for acts or omissions which involve  intentional misconduct, fraud or knowing violation of law or (ii) for authorizing the payment of dividends in violation of NRS 78.300, as amended, or any successor to such section. The limitation of liability provided herein shall continue after a director or officer has ceased to occupy such position as to acts or omissions occurring during such director's or officer's term or terms of office.

         13. INDEMNIFICATION. To the fullest extent permitted by Nevada law, the Corporation shall indemnify and pay the expenses of any person who is or was made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee, trustee or agent of or for the Corporation or is or was serving at the request or with the prior approval of the Corporation as a director, officer, employee, trustee or agent of another corporation, trust or enterprise, against any liability asserted against such person and incurred by such person in any capacity arising out of that persons status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of the Bylaws of the Corporation. Further, the Corporation will pay the expenses of such persons as they are incurred in advance of the final disposition of the action or proceeding, upon the receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation.

         14. ACQUISITION OF CONTROLLING INTEREST. The Corporation elects not to be governed by NRS 78.378, ET SEQ. - Acquisition of Controlling Interest, as amended, and NRS 78.411 to 78.444, inclusive, dealing with business combinations, as amended, and any successors to any of such sections.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,500,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

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         THEODORE S. LI is the President of PACIFIC MAGTRON  INTERNATIONAL CORP.
and that HUI LEE is the Secretary of the corporation; that they have been authorized to execute the foregoing certificate by resolution of the Board of Directors, adopted at a meeting of the Directors duly called and that such meeting was held on the 16th day of July, 1998 and that the foregoing certificate sets forth the text of the Articles of Incorporation as amended and restated to the date of the certificate.

         Dated:    October 15, 1998.

                                            PACIFIC MAGTRON INTERNATIONAL CORP.,
                                            a Nevada corporation


                                            /s/ Theodore S. Li
                                            ------------------------------------
                                            Theodore S. Li, President


                                            /s/ Hui Lee
                                            ------------------------------------
                                            Hui Lee, Secretary

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